SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Green Dot Corporation
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Egan-Jones Recommends Green Dot Stockholders Vote “FOR” All Green Dot Director Nominees

- Concludes Voting “FOR” Green Dot’s Director Nominees is in the Best Interest of Stockholders -

- Green Dot Urges Stockholders to Follow Egan-Jones’ Recommendation and Vote on the WHITE Proxy Card -

- This is the Second Independent Proxy Advisory Firm to Support Green Dot and CEO -

Pasadena, CA - May 17, 2016 - Green Dot Corporation (NYSE: GDOT) (the “Company”) today commented on the announcement by Egan-Jones, a leading independent proxy advisory firm, recommending Green Dot’s stockholders vote on the WHITE proxy card “FOR” the reelection of the Company’s highly-qualified and experienced director nominees - Steven W. Streit, Timothy R. Greenleaf and Michael J. Moritz - at Green Dot’s May 23, 2016 Annual Meeting of Stockholders.

In arriving at its conclusion, Egan-Jones stated the following1:

•	“Our opinion that the dissident shareholders have not offered a comprehensive or compelling strategic plan that will maximize shareholder value.”

•	“That we are not convinced that the dissident shareholders’ nominees would make a positive impact upon the board, given their level of industry expertise and public company experience.”

•	“The risk that the dissidents could disrupt the ongoing efforts of the management toward the implementation of its strategic plan with resulting decreased shareholder value.”

Commenting on the Egan-Jones report, Green Dot said:

“We are pleased Egan-Jones supports the reelection of Green Dot’s highly-qualified and experienced incumbent director nominees, concluding that no change to the Company’s Board of Directors is warranted. Egan-Jones’ recommendation reinforces our strong belief that Green Dot has the right Board and the right leadership in place to continue to oversee the successful execution of our Six-Step Plan to enhance long-term stockholder value.”

The following chart quantifies Green Dot’s share price performance in relation to key developments that have transpired over the past six months:

Event	Price Change
Six month price change following new initiatives disclosure (12/2/15 - 5/16/16)	+36 percent
One day price change following Q4 earnings and 2016 guidance (2/24/16 - 2/25/16)	+18 percent
One day price change following Uber contract announcement (3/17/16 - 3/18/16)	+4 percent
One day price change following Q1 earnings and increased 2016 guidance (5/4/16 - 5/5/16)	+2 percent
One day price change after ISS recommendation (5/11/16 - 5/12/16)	-2 percent
One day price change after Glass Lewis recommendation (5/13/16 - 5/16/16)	+2 percent

“As evidenced by Green Dot’s stock price performance, we believe the market has clearly spoken. Do not interrupt the Company’s momentum by reconstituting the Board. We urge stockholders to follow Egan-Jones’ recommendation and vote “FOR” our director nominees today.”

Green Dot strongly encourages stockholders to vote on the WHITE proxy card “FOR” the reelection of the Company’s highly-qualified and experienced director nominees Steven W. Streit, Timothy R. Greenleaf and Michael J. Moritz. Green Dot advises stockholders not return the “green” proxy card, even to withhold on Harvest’s nominees.

1Permission to quote from the Egan-Jones report was neither sought nor obtained and emphasis has been added in certain places.

•
Steven W. Streit - Founder, CEO and one of Green Dot’s top stockholders with more than 8 percent ownership, inventor of the reloadable prepaid debit card and primary relationship holder with major business partners and key regulators.

•	Timothy R. Greenleaf - Audit Committee Chair; oversees Enterprise Risk Management Committee and Cybersecurity, key relationships with bank regulators and auditors.

•
Michael J. Moritz - Large Green Dot stockholders and current Chairman of Sequoia Capital, prominent technology company board experience, currently serves on the board of LinkedIn (~$17 billion market capitalization), prior board member of Google, Yahoo, Kayak and PayPal.

Green Dot stockholders that have questions or need assistance in voting their shares on the WHITE proxy card should contact:
INNISFREE M&A INCORPORATED
Stockholders call toll-free: (877) 800-5186
Banks and Brokers call collect: (212) 750-5833
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Forward-Looking Statements
This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contained in the forward-looking statements contained in this press release. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company’s dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company’s reliance on retail distributors for the promotion of its products and services, demand for the Company’s new and existing products and services, continued and improving returns from the Company’s investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company’s ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company’s operating methods or economics, the Company’s reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company’s involvement litigation or investigations. These and other risks are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company’s investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this press release is as of May 16, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com
or
John Christiansen/Meghan Gavigan, 415-618-8750
jchristiansen@sardverb.com / mgavigan@sardverb.com